Exhibit 99.1

Patterson Companies Announces Acquisition of Animal Health International, Inc.

Transformational Acquisition More Than Doubles the Size of

Patterson Veterinary Business

Potential Sale of Medical Business Also Planned by Patterson Companies

Combination of Two Transactions Expected to Result in Repositioned Company Focused on

Dental and Veterinary Segments

St. Paul, Minn. — May 4, 2015 — Patterson Companies, Inc. (Nasdaq: PDCO) today announced a definitive agreement to acquire Animal Health International, a leading production animal health distribution company in the United States. This acquisition will more than double the size of Patterson’s veterinary business. The combined unit will offer a range of products and services to customers in the United States, Canada and the United Kingdom. Concurrently, Patterson Companies also announced the potential sale of its medical rehabilitation business.

According to Scott P. Anderson, chairman and chief executive officer of Patterson Companies, “This is a transformational move for Patterson Companies. Acquiring Animal Health International firmly establishes Patterson in the production animal health market, in addition to building on our already strong presence in the companion pet market. This acquisition is a key part of our previously disclosed strategic intent to take a broadened view of our markets and position our businesses to generate profitable growth and increase shareholder value.” The Boards of Directors of both companies unanimously approved the transaction. The acquisition of Animal Health International is expected to close following regulatory approval in the Company’s fiscal first quarter.

Under terms of the definitive agreement, Patterson Companies will acquire all of Animal Health International’s stock for approximately $1.1 billion in cash. Animal Health International generated sales and EBITDA of $1.5 billion and $68 million, respectively, during the 12 months ended March 2015. The purchase price reflects a 16x trailing EBITDA multiple. Patterson Companies is financing the acquisition through a combination of a $1 billion unsecured term loan and a $500 million unsecured cash flow revolving line of credit. The initial interest rate under the credit agreement is expected to be LIBOR plus 200 basis points.

Patterson expects $20 million to $30 million of synergies to result from the Animal Health International acquisition, to be realized over a three year period. The Company’s debt to EBITDA ratio will rise to approximately 3.5x immediately after the acquisition. Patterson intends to apply the proceeds from the potential sale of its medical business to reduce the Animal Health International acquisition debt. In the event the medical business is sold, the Company expects the debt to EBITDA ratio to be approximately 2.5x.

The acquisition of Animal Health International and the realization of planned synergies, coupled with the potential divestiture of the medical business, is expected to be neutral to fiscal year 2016 adjusted earnings per share, excluding one-time transaction costs and amortization. The Company anticipates the two transactions will lead to higher adjusted earnings per share beginning in fiscal year 2017.

Patterson has retained BofA Merrill Lynch to explore the potential sale of the medical business. Through the last 12 months ended January 2015, sales and adjusted operating income of the medical segment were $468 million and $64 million, respectively. Management has determined that this unit, while well positioned in the marketplace, is not a core part of the Company’s long-term growth strategy. “Today our medical business is solid, with a strong product portfolio and a dedicated employee group. We are confident that it will flourish under new ownership that can focus on driving growth in the rehabilitation market,” commented Anderson.

Patterson believes that positioning the Company to focus on the dental and veterinary markets provides an opportunity to build scale and capabilities. Anderson said, “We believe concentrating Patterson’s resources and management on growing our closely aligned dental and veterinary units – both organically and through acquisitions – will enrich our ability to maximize the return on the capital we invest.”

Animal Health International’s president and chief executive officer John Adent, stated, “We are pleased to join forces with Patterson. For Animal Health International, we now have greater access to capital from a diversified company that can be used to fuel further future expansion. We have long admired Patterson and how they have built their veterinary business. We look forward to combining our two organizations into a formidable competitor serving key animal health sectors.”

John Adent will lead the combined veterinary business as president. George Henriques, currently the head of Patterson Veterinary, will serve as chief commercial officer. “Together they will form a management group that is second to none in the animal health industry,” said Anderson.

Advising Patterson on both the Animal Health International acquisition and the potential medical business sales is BofA Merrill Lynch. Animal Health International’s advisor in the transaction is Piper Jaffray.

Patterson Companies will hold an investor conference call and webcast today, Monday, May 4, 2015, at 11 a.m. ET (10 a.m. CT) to discuss this announcement. To join the live call, U.S. and Canadian participants should dial (888) 587-0615, with international callers dialing 719-325-2494; the conference ID# for the live call is 9133650. To access the live webcast, investors can go to www.PattersonCompanies.com. The conference call will be archived on Patterson’s website. A call replay will be available for two weeks; interested persons can dial (888) 203-1112 and provide the conference ID 9133650, when prompted.

About Animal Health International, Inc.

Animal Health International, Inc. is the leading full-line animal health products, services and technologies company in North America, representing and distributing products for more than 1000 manufacturers in the areas of companion animal, equine, beef and dairy cattle, poultry and swine. Animal Health International meets the needs of its customers and suppliers with strategically located distribution points, more than 400 sales and customer service representatives, innovative technologies, and the broadest offering in the industry. Animal Health International has been serving the animal health community for more than 40 years by providing its dealer, producer and veterinary customers quality products, services and technologies at competitive prices, by partnering with and supporting both leading and emerging manufacturer partners, and by engaging and developing motivated and talented employees at all levels. Animal Health International proudly gives back to the communities we serve through the funding and support of education initiatives, leadership on important industry topics, and by continued support of youth in agriculture. For more information, please visit www.animalhealthinternational.com.

About Patterson Companies, Inc.

Patterson Companies, Inc. is a value-added distributor serving the dental, companion-pet veterinarian and rehabilitation supply markets.

Dental Market

As Patterson’s largest business, Patterson Dental provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Veterinary Market

Patterson Veterinary is a leading distributor in the U.S. and U.K. of consumable veterinary supplies, equipment and software, diagnostic products, vaccines and pharmaceuticals predominantly to companion-pet veterinary clinics.

Rehabilitation Market

Patterson Medical is the world’s leading distributor of rehabilitation supplies and non-wheelchair assistive patient products to the physical and occupational therapy markets. The unit’s global customer base includes hospitals, long-term care facilities, clinics and dealers.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. Any statements made in this press release about the Company’s future financial conditions, results of operations, expectations, plans, or prospects constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets” and/or similar expressions. These forward-looking statements are based on the Company’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of the Company’s most recent Annual Report on Form 10-K, which factors are incorporated herein by reference. Any forward-looking statement in this release speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, the Company does not intend to update or revise the forward-looking statements.

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For additional information contact:

Ann B. Gugino

Vice President & CFO

651-686-1600

Source: Patterson Companies, Inc.